UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2010

PACIFIC OFFICE PROPERTIES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-9900	86-0602478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

233 Wilshire Blvd. Suite 310 Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

(310) 395-2083
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

FHB Credit Facility

    On May 25, 2010, Pacific Office Properties, L.P., a Delaware limited partnership (the “Operating Partnership”) of which Pacific Office Properties Trust, Inc. (the “Company”) is the sole general partner, entered into an amendment to its Credit Agreement with First Hawaiian Bank (the “Lender”) dated September 2, 2009, as subsequently amended on December 31, 2009 (the “FHB Credit Facility”), to increase the maximum principal amount available for borrowing thereunder from $15 million to $25 million and to extend the maturity date from September 2, 2011 to December 31, 2013.

    As security for the FHB Credit Facility, Shidler Equities L.P. (“Shidler Equities”), a Hawaii limited partnership controlled by Jay H. Shidler, the chairman of the Company’s board of directors, has previously pledged (the “Shidler Equities Pledge”) to the Lender a certificate of deposit (the “Certificate of Deposit”) in the principal amount of $15 million.  In connection with the increase to the maximum commitment under the FHB Credit Facility, as amended, Shidler Equities increased the principal amount of the Certificate of Deposit from $15 million to $25 million.

    No other terms of the FHB Credit Facility were amended.  Amounts borrowed under the FHB Credit Facility bear interest at a fluctuating annual rate equal to the effective rate of interest paid by the Lender on time certificates of deposit, plus 1.00%.  The Operating Partnership is permitted to use the proceeds of the line of credit for working capital and general corporate purposes, consistent with its real estate operations, and for such other purposes as the Lender may approve.

    The above description of the amendment to the FHB Credit Facility is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Second Amendment to Loan Documents filed as Exhibit 10.1 hereto.

Shidler Equities Indemnification Agreement

    As a condition to increasing the Shidler Equities Pledge as described above, on May 25, 2010, the Operating Partnership and Shidler Equities amended the Indemnification Agreement, dated as of September 2, 2009, as subsequently amended on December 31, 2009 (the “Indemnification Agreement”).  Pursuant to the Indemnification Agreement, as amended, the Operating Partnership has agreed to indemnify Shidler Equities from any losses, damages, costs and expenses incurred by Shidler Equities in connection with the Shidler Equities Pledge.  In addition, to the extent that all or any portion of the Certificate of Deposit is withdrawn by the Lender and applied to the payment of principal, interest and/or charges under the FHB Credit Facility, the Operating Partnership has agreed to pay to Shidler Equities interest on the withdrawn amount at a rate of 7.00% per annum from the date of the withdrawal until the date of repayment in full by the Operating Partnership to Shidler Equities.  Pursuant to the Indemnification Agreement, as amended, the Operating Partnership has also agreed to pay to Shidler Equities an annual fee of 2.00% of the entire $25 million principal amount of the Certificate of Deposit.

    This description of the amendment to the Indemnification Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Second Amendment to Indemnification Agreement filed as Exhibit 10.2 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Second Amendment to Loan Documents, dated as of May 25, 2010, among First Hawaiian Bank, Pacific Office Properties, L.P. and Shidler Equities L.P.
10.2	Second Amendment to Indemnification Agreement, dated as of May 25, 2010, between Pacific Office Properties, L.P. and Shidler Equities L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

Date: May 25, 2010	By:	/s/ James R. Wolford
James R. Wolford
Chief Financial Officer